   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 1998

                                                REGISTRATION NO. 333-41329

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         INMC MORTGAGE HOLDINGS, INC.

                  (DBA INDYMAC MORTGAGE HOLDINGS, INC.)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              95-3983415
                                           (I.R.S. EMPLOYER IDENTIFICATION
    (STATE OR OTHER JURISDICTION OF                    NUMBER)
    INCORPORATION OR ORGANIZATION)

                             155 NORTH LAKE AVENUE
                          PASADENA, CALIFORNIA 91101
                                (800) 669-2300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               MICHAEL W. PERRY
                             155 NORTH LAKE AVENUE
                          PASADENA, CALIFORNIA 91101
                                (800) 669-2300
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF AGENT FOR SERVICE OF PROCESS)

                                ---------------

                                   COPY TO:
                             EDWARD J. FINE, ESQ.
                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
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
 TITLE OF EACH CLASS OF                PROPOSED MAXIMUM PROPOSED MAXIMUM   AMOUNT OF
    SECURITIES TO BE     AMOUNT TO BE   OFFERING PRICE      AGGREGATE     REGISTRATION
       REGISTERED        REGISTERED(1)  PER UNIT(1)(2)  OFFERING PRICE(2)     FEE
--------------------------------------------------------------------------------------
Debt Securities(3)......
Preferred Stock(4)......
Depositary Shares
representing Preferred
Stock(5)................
Common Stock, par value
$.01 per share(6)....... $500,000,000        (7)          $500,000,000        (8)
--------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                       (Footnotes on next page)

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

(Footnotes continued from previous page)

(1) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

(2) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of Debt Securities or Preferred Stock registered hereunder. The aggregate maximum public offering price of all Offered Securities issued pursuant to this Registration Statement will not exceed $500,000,000.

(3) Such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon conversion of other Debt Securities or Preferred Stock registered hereunder.

(4) Such indeterminate number of shares of Preferred Stock as may from time to time be issued in Series at indeterminate prices or issuable upon conversion of other Series of Preferred Stock or of Debt Securities registered hereunder.

(5) To be represented by Depositary Receipts, each representing an interest in a share or a specified portion of a share of Preferred Stock.

(6) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or Preferred Stock, or both, registered hereunder. Shares of Common Stock may be issued from time to time in one or more classes or series.

(7) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(8) The fee of $147,500, calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended was paid with the previous filing of Registration No. 333-41329 on December 2, 1997.

                SUBJECT TO COMPLETION, DATED MAY 18, 1998

PROSPECTUS

                         INMC MORTGAGE HOLDINGS, INC.

                                 $500,000,000

  DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES, AND COMMON STOCK

  INMC Mortgage Holdings, Inc. (dba IndyMac Mortgage Holdings, Inc.) ("IndyMac REIT") may from time to time offer in one or more classes or series (i) its unsecured senior debt securities (the "Debt Securities"), (ii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) depositary shares representing Preferred Stock (the "Depositary Shares"), or
(iv) shares of its common stock, par value $.01 per share (the "Common Stock"), with an aggregate public offering price of up to $500,000,000 on terms to be determined at the time of offering. The Debt Securities, Preferred Stock, Depositary Shares, and Common Stock (collectively, the "Offered Securities") may be offered separately, together, or as units, in separate classes or series in amounts, at prices, and on terms to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement").

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency of denomination and payment, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of IndyMac REIT or repayment at the option of the Holder, terms for sinking fund payments, terms for conversion into Common Stock or Preferred Stock, and any initial public offering price; (ii) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting, and other rights, and any initial public offering price; (iii) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each Depositary Share; and (iv) in the case of Common Stock, any initial public offering price. In addition, any specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of IndyMac REIT as a real estate investment trust ("REIT") for federal income tax purposes.

  The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

  The Offered Securities may be offered directly, through agents designated from time to time by IndyMac REIT, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission, or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of those Offered Securities.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

             The date of this Prospectus is           , 1998.

                             AVAILABLE INFORMATION

  IndyMac REIT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, the exhibits and schedules forming a part thereof, and the reports, proxy statements, and other information filed by IndyMac REIT with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of that information can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy, and information statements and other information regarding registrants, including IndyMac REIT, that file electronically with the Commission. In addition, IndyMac REIT's Common Stock is currently listed on the New York Stock Exchange and similar information concerning IndyMac REIT may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  IndyMac REIT has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, each such statement being qualified in all respects by reference to the appropriate exhibits and schedules to the Registration Statement. For further information regarding IndyMac REIT and the Offered Securities, reference is made to the Registration Statement and its exhibits and schedules, which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The documents listed below have been filed by IndyMac REIT under the Exchange Act with the Commission and are incorporated by reference in this
Prospectus:

  a. Annual Report on Form 10-K for the year ended December 31, 1997;

  b. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

  c. The description of IndyMac REIT's Common Stock contained in IndyMac REIT's Registration Statement on Form 8-A dated August 8, 1985, including any amendment or report filed to update the description.

  All documents filed by IndyMac REIT pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities are incorporated in this Prospectus and the applicable Prospectus Supplement by this reference and are part of this Prospectus and the applicable Prospectus Supplement from the date of filing those documents. The statements in this Prospectus, in any Prospectus Supplement, and in any document incorporated by reference in this Prospectus or any Prospectus Supplement are all made as of the dates of their respective documents. Because facts or circumstances may change over time, statements in any of these documents may be modified or superseded by corresponding statements in any one or more other of these documents having a more recent date. Whenever a statement in one of these documents has subsequently been so modified or superseded, the controlling statement for the purpose of this Prospectus and any Prospectus Supplement will be the statement from the most recently dated of this Prospectus, any Prospectus Supplement, and any document incorporated by reference in this Prospectus or any Prospectus Supplement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus or the applicable Prospectus Supplement.

  Copies of all documents that are incorporated by reference in this Prospectus and the applicable Prospectus Supplement (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents) will be provided without charge to each person, including any beneficial owner of the Offered Securities, to whom this Prospectus and the applicable Prospectus Supplement are delivered, upon written or oral request. Requests should be directed to IndyMac REIT, Investor Relations, 155 North Lake Avenue, Pasadena, California 91101 (telephone number: (800) 669-2300, extension 5019).

                                  THE COMPANY

  IndyMac REIT was established in 1985 as a REIT. IndyMac REIT conducts a diversified mortgage lending business, including purchasing and investing in a portfolio of non-conforming and jumbo residential loans, sub-prime loans, manufactured housing loans, mortgage-backed securities, and other mortgage-related assets. Other IndyMac REIT operations include (a) Construction Lending Corporation of America ("CLCA"), which offers single-family and commercial construction loan programs for builders and developers, and (b) Warehouse Lending Corporation of America, which provides various types of short-term revolving financing to mortgage originators. A substantial portion of the assets of IndyMac REIT may be pledged under various credit agreements between IndyMac REIT and various lending institutions. See Note H to the consolidated financial statements of IndyMac REIT for the year ended December 31, 1997, which is incorporated by reference herein.

  IndyMac REIT owns all the preferred stock, and 99% of the economic interest, in IndyMac, Inc. ("IndyMac Operating"). IndyMac Operating is a taxable corporation that is not consolidated with IndyMac REIT for financial reporting or income tax purposes. IndyMac Operating was established in 1993 as a nationwide, third-party lender and securitizer of residential prime and sub-prime mortgage loans. Other IndyMac Operating operations include (i) IndyMac Manufactured Housing Division, which purchases manufactured housing loans from dealers and other originators, (ii) IndyMac Home Improvement Division, which provides various types of home improvement financing to individuals and purchases home improvement loans from dealers and other originators, (iii) IndyMac Construction Lending Division, which offers consumer construction loan programs for individuals who wish to construct their own residences, and also offers single-family and tract construction loan programs for builders and developers through brokers and other intermediaries, and (iv) LoanWorks, which offers a full menu of residential loan products directly to consumers in Southern California and to consumers through CLCA's builder relationships. Unless the context otherwise requires, references to "IndyMac REIT" mean INMC Mortgage Holdings, Inc. or INMC Mortgage Holdings, Inc. and each of its consolidated subsidiaries, and references to the "Company" mean INMC Mortgage Holdings, Inc., its consolidated subsidiaries and IndyMac, Inc.

  On July 1, 1997, Countrywide Asset Management Corporation, which was the manager of IndyMac REIT, merged with and into IndyMac REIT pursuant to an Agreement and Plan of Merger approved by IndyMac REIT's stockholders. Upon consummation of the merger, IndyMac REIT became a self-administered and self-managed REIT.

  In order to maintain its qualification as a REIT for federal income tax purposes, IndyMac REIT is required to distribute at least 95% of its taxable income each year. Historically, IndyMac REIT's distributions have exceeded, and IndyMac REIT expects that its distributions will continue to exceed, taxable income each year. A portion of such distributions may constitute a return of capital. As a result of the foregoing, the consolidated net worth of IndyMac REIT may decline.

  Subject to stockholder approval, IndyMac REIT proposes to change its name to IndyMac Mortgage Holdings, Inc. Stockholders have been asked to vote on the name change proposal at IndyMac REIT's Annual Meeting of Stockholders on May 19, 1998.

                                USE OF PROCEEDS

  Unless otherwise described in the applicable Prospectus Supplement, IndyMac REIT intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include the financing of collateral that is not eligible to be pledged under any of IndyMac REIT's credit or repurchase agreement facilities.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Indenture"), between IndyMac REIT and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available for inspection at the corporate trust office of the Trustee at 101 California Street, Suite 2725, San Francisco, California 94111 or as described above under "Available Information." The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made in this Prospectus relating to the Indenture and the Debt Securities to be issued pursuant to the Indenture are summaries of certain provisions of the Indenture and the Debt Securities and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the Debt Securities. All section references appearing in this Prospectus are to sections of the Indenture, and capitalized terms used but not defined in this Prospectus shall have the respective meanings set forth in the Indenture.

GENERAL

  The Debt Securities will be direct, unsecured obligations of IndyMac REIT and will rank equally with all other unsecured and unsubordinated indebtedness of IndyMac REIT. The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of IndyMac REIT or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 3.1).

  The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 6.8). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Section 6.9), and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

  Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

    (1) the title of such Debt Securities;

    (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

    (3) if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

    (4) if convertible, in connection with the preservation of IndyMac REIT's status as a REIT, any applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock into which such Debt Securities are convertible;

    (5) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

    (6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

    (7) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which any such Date shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

    (8) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange, and notices or demands to or upon IndyMac REIT in respect of such Debt Securities and the Indenture may be served;

    (9) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of IndyMac REIT, if IndyMac REIT is to have such an option;

    (10) the obligation, if any, of IndyMac REIT to redeem, repay, or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions upon which such Debt Securities will be redeemed, repaid, or purchased, as a whole or in part, pursuant to such obligation;

    (11) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

    (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula, or other method (which index, formula, or method may, but need not be, based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

    (13) any additions to, modifications of, or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the Indenture;

    (14) whether such Debt Securities will be issued in certificated or book-entry form or both;

    (15) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

    (16) the applicability, if any, of the defeasance and covenant defeasance provisions of Section 4.2 of the Indenture;

    (17) the terms, if any, upon which such Debt Securities may be convertible into Common Stock or Preferred Stock of IndyMac REIT and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

    (18) whether and under what circumstances IndyMac REIT will pay Additional Amounts as contemplated in the Indenture on such Debt Securities in respect of any tax, assessment, or governmental charge and, if so, whether IndyMac REIT will have the option to redeem such Debt Securities in lieu of making such payment; and

    (19) any other terms of such Debt Securities (including, but not limited to, any additional covenants of the Company applicable to such Debt Securities) not inconsistent with the provisions of the Indenture (Section 3.1).

  The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special U.S. federal income tax, accounting, and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Subject to the limitations set forth under "--Merger, Consolidation, or Sale," IndyMac REIT may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of IndyMac REIT, that would increase the amount of IndyMac REIT's indebtedness or substantially reduce or eliminate IndyMac REIT's assets, which may have an adverse effect on IndyMac REIT's ability to service its indebtedness, including the Debt Securities. In addition, restrictions on ownership and transfers of IndyMac REIT's capital stock are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Restrictions on Ownership of Capital Stock." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to the Events of Default that are described below, including any addition of provisions providing event risk or similar protection, or for a description of certain covenants, including any covenants which may affect IndyMac REIT's ability to service its indebtedness.

DENOMINATIONS, INTEREST, REGISTRATION, AND TRANSFER

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 3.2).

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any), and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, initially located at 101 California Street, Suite 2725, San Francisco, California 94111, provided that, at the option of IndyMac REIT, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 3.1, 3.5, 3.6, 3.7 and 10.2).

  Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name the Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of the Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of the Debt Security not less than 10 days prior to the Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

  Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer, or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but IndyMac REIT may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses payable in connection therewith (Section 3.5). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by IndyMac REIT with respect to any series of Debt Securities, IndyMac REIT may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that IndyMac REIT will be required to maintain a transfer agent in each place of payment for such series. IndyMac REIT may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 10.2).

  Neither IndyMac REIT nor the Trustee shall be required to (i) issue, register the transfer of, or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of, or exchange any Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of the Debt Security not to be so repaid (Section 3.5).

MERGER, CONSOLIDATION, OR SALE

  IndyMac REIT may consolidate with, or sell, lease, or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that (a) either IndyMac REIT shall be the continuing corporation, or the successor corporation (if other than IndyMac REIT) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the performance of all obligations contained in the Indenture and the Outstanding Debt Securities; (b) immediately after giving effect to such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Section 8.1).

CERTAIN COVENANTS

  Existence. Except as permitted under "--Merger, Consolidation, or Sale," IndyMac REIT will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory), and franchises. However, IndyMac REIT shall not be required to preserve any right or franchise if IndyMac REIT determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 10.5).

  Maintenance of Properties. IndyMac REIT will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair, and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of IndyMac REIT may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. However, IndyMac REIT and its Subsidiaries shall not be prevented from selling or otherwise disposing of for value its properties in the ordinary course of business (Section 10.8).

  Payment of Taxes and Other Claims. IndyMac REIT will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments, and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits, or property of IndyMac REIT or any Subsidiary, and (ii) all lawful claims for labor, materials, and supplies which, if unpaid, might by law become a lien upon the property of IndyMac REIT or any Subsidiary. However, IndyMac REIT shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, or claim whose amount, applicability, or validity is being contested in good faith by appropriate proceedings (Section 10.9).

  Additional Covenants. Reference is made to the applicable Prospectus Supplement for information with respect to any additional covenants specific to a particular series of Debt Securities.

EVENTS OF DEFAULT, NOTICE, AND WAIVER

  The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of IndyMac REIT contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture; (e) default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness of IndyMac REIT or any Restricted Subsidiary or any mortgage, indenture, or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency, or reorganization, or court appointment of a receiver, liquidator, or trustee of IndyMac REIT or any Restricted Subsidiary or either of its property; and (g) any other Event of Default provided with respect to a particular series of Debt Securities (Section 5.1).

  If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to IndyMac REIT (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may
be) may rescind and annul such declaration and its consequences if (a) IndyMac REIT shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements, and advances of the Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 5.2). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 5.13).

  The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture. However, the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 6.2).

  The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to the Trustee (Section 5.7). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof (Section 5.8).

  Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 6.1). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 5.12).

  Within 120 days after the close of each fiscal year, IndyMac REIT must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 10.7).

MODIFICATION

  Modifications and amendments of the Indenture and Debt Securities may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities that are affected by such modification or amendment. However, no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby,
(a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 9.2).

  The Holders of not less than a majority in principal amount of Outstanding Debt Securities of any series will have the right to waive compliance by IndyMac REIT with certain covenants set forth in the Indenture or certain covenants applicable to such series as may be set forth in the related supplemental Indenture, Board Resolutions or Officers' Certificate (Section 10.6).

  Modifications and amendments of the Indenture may be made by IndyMac REIT and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to IndyMac REIT as obligor under the Indenture; (ii) to add to the covenants of IndyMac REIT for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon IndyMac REIT in the Indenture; (iii) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (iv) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock of IndyMac REIT; (v) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
(vi) to cure any ambiguity, defect, or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; (vii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (viii) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (ix) to secure the Debt Securities; or
(x) to amend or supplement any provisions of the Indenture, provided that any such amendment or supplement shall not materially adversely affect the interests of the Holders of any Debt Securities Outstanding (Section 9.1).

  The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent, or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 3.1 of the Indenture, (iii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), and (iv) Debt Securities owned by IndyMac REIT or any other obligor upon the Debt Securities or any Affiliate of IndyMac REIT or of such other obligor shall be disregarded (Section 1.1).

  The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 15.1). A meeting may be called at any time by the Trustee, and also, upon request, by IndyMac REIT or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 15.2). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action that may be made, given, or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series. However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 15.4).

DISCHARGE, DEFEASANCE, AND COVENANT DEFEASANCE

  IndyMac REIT may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 4.1).

  The Indenture provides that, if the provisions of Section 4.2 are made applicable to the Debt Securities of or within any series pursuant to Section
3.1 of the Indenture, IndyMac REIT may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment, or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost, or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 4.2) or (b) to be released from its obligations with respect to such Debt Securities under Sections 10.5, 10.8 and 10.9 or, if provided pursuant to Section 3.1 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 4.2), in either case upon the irrevocable deposit by IndyMac REIT with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units, or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

  Such a trust may only be established if, among other things, IndyMac REIT has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 4.2).

  "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 1.1).

  Unless otherwise provided in the applicable Prospectus Supplement, if after IndyMac REIT has deposited funds or Government Obligations or both to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 3.1 of the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit, or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit, or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 4.2). "Conversion Event" means the cessation of use of (i) a currency, currency unit, or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars (Section 1.1).

  In the event IndyMac REIT effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "--Events of Default, Notice, and Waiver" with respect to Sections 10.5, 10.8 and 10.9 and certain other covenants as may be set forth in the related supplemental Indenture, Board Resolutions, or Officers' Certificate (which provisions would no longer be applicable to such Debt Securities) or described in clause (g) under "--Events of Default, Notice, and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit, or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, IndyMac REIT would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which the Debt Securities are convertible into other Debt Securities, Common Stock, or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into other Debt Securities, Common Stock, or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or IndyMac REIT, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

RESTRICTIONS ON OWNERSHIP

  For IndyMac REIT to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In order that IndyMac REIT may meet these requirements at all times, the Certificate of Incorporation prohibits any person or group of persons from acquiring or holding, directly or indirectly, ownership of capital stock in excess of 9.8% of the outstanding shares. See "Restrictions on Ownership of Capital Stock." These provisions of the Certificate of Incorporation and the Code will be applicable to any Common Stock and any series of Preferred Stock that the Debt Securities may be convertible into. Therefore, certain Holders of the Debt Securities may be prevented from exercising any conversion rights they would otherwise have due to the restrictions on ownership and transfer of the Common Stock and any series of Preferred Stock.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                      DESCRIPTION OF PREFERRED STOCK

GENERAL

  The Board of Directors of IndyMAC REIT has recommended that IndyMac REIT's stockholders vote to amend IndyMac REIT's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to authorize the creation of 10 million shares of preferred stock, $.01 par value per share. The proposal is scheduled to be voted on at IndyMac REIT's Annual Meeting of Stockholders on May 19, 1998. Subject to stockholder approval, IndyMac REIT will be authorized to issue up to 10 million shares of Preferred Stock, none of which was outstanding at the date of this Prospectus.

  The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to, and qualified in their entirety by reference to, the applicable provisions of the Certificate of Incorporation and Bylaws of IndyMac REIT and any applicable articles supplementary to the Certificate of Incorporation designating the terms of a series of Preferred Stock (a "Designating Amendment").

TERMS

  Subject to the limitations prescribed by Delaware law, the Certificate of Incorporation, or any applicable stock exchange rules, the Preferred Stock is issuable from time to time, in one or more series, with the designation, powers, preferences, rights, and such other subjects or matters as may be fixed by resolution of the Board of Directors or a duly authorized committee of the Board of Directors without any further stockholder approval. The designation, powers, preferences, and rights may include, but are not limited to, the number of shares; dividend rights; voting rights; conversion privileges; redemption privileges; sinking fund provisions; rights upon liquidation, dissolution, or winding up of IndyMac REIT; and other rights, preferences, and limitations. The Preferred Stock will, when issued, be fully paid and nonassessable, and will not have, or be subject to, any preemptive or similar rights.

  Reference is made to the Prospectus Supplement relating to the specific series of Preferred Stock for its specific terms, including:

    (a) the number of shares constituting that series and the distinctive designation of that series;

    (b) the dividend rate on the shares of that series; whether dividends shall be cumulative, and, if so, from which date or dates; and the relative rights of priority, if any, on payment of dividends on shares of that series;

    (c) whether that series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms of the voting rights;

    (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of any conversion, including provision for adjustment of the conversion rate or conversion price in certain events as determined by the Board of Directors;

    (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of any redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable upon redemption, which amount may vary under different conditions and at different redemption dates;

    (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of any sinking fund;

    (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of IndyMac REIT, and the relative rights of priority, if any, of payment of shares of that series;

    (h) the procedures for any auction and remarketing, if any, for the Preferred Stock;

    (i) any listing of the Preferred Stock on any securities exchange;

    (j) whether shares of Preferred Stock will be represented by Depositary Shares, and if so, the fractional share of Preferred Stock represented by such Depositary Shares;

    (k) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of IndyMac REIT as a REIT; and

    (l) any other relative rights, preferences, and limitations of that series.

RANK

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution, or winding up of IndyMac REIT, rank (i) senior to all classes or series of Common Stock of IndyMac REIT and to all equity securities issued by IndyMac REIT the terms of which provide that they shall rank junior to the Preferred Stock; (ii) on a parity with all equity securities issued by IndyMac REIT other than those referred to in clauses (i) and (iii); and (iii) junior to all equity securities issued by IndyMac REIT which the terms of the Preferred Stock provide will rank senior to it. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will have the rights with respect to payment of dividends set forth below.

  Holders of the Preferred Stock of each series will be entitled to receive, when, as, and if declared by the Board of Directors out of assets of IndyMac REIT legally available for their payment, cash dividends in such amounts and on such dates as will be set forth in the applicable Prospectus Supplement. Each dividend shall be payable to holders of record as they appear on the stock transfer books of IndyMac REIT on such record dates as shall be fixed by the Board of Directors.

  Dividends on any series of Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are non-cumulative, then the holders of that series of Preferred Stock will have no right to receive a dividend for the related dividend period, and IndyMac REIT will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series of Preferred Stock are declared payable on any future dividend payment date.

  A "Dividend Delinquency" exists whenever either (i) full cumulative dividends have not been or contemporaneously are not declared and paid for all past dividend periods and the then current dividend period on any series of Preferred Stock that has a cumulative dividend or (ii) full dividends for the then current dividend period have not been or contemporaneously are not declared and paid on any series of Preferred Stock that does not have a cumulative dividend. Payment of a dividend as discussed in this Prospectus includes when a dividend has been declared and a sum sufficient for the payment of the dividend has been set aside for its payment. If Preferred Stock of any series is outstanding as to which a Dividend Delinquency exists, no full dividends will be declared or paid, or set apart for payment, on any capital stock of IndyMac REIT of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of that series. Whenever dividends on any series of Preferred Stock are not paid in full and other series of Preferred Stock exist that rank on a parity as to dividends, then all series of Preferred Stock that rank on a parity to each other as to dividends shall have their dividends per share declared and paid pro rata to the ratios that their accrued and unpaid dividends per share bear to each other. Accumulated unpaid dividends for prior dividend periods shall not be included in the pro rata calculation for any series of Preferred Stock that does not have a cumulative dividend. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of a series that may be in arrears.

  Except as provided in the immediately preceding paragraph, if Preferred Stock of any series is outstanding as to which a Dividend Delinquency exists, no dividends (other than in shares of Common Stock or other capital stock ranking junior as to dividends and upon liquidation to the Preferred Stock of the series that has a Dividend Delinquency) shall be declared or paid nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of IndyMac REIT ranking junior to or on a parity as to dividends or upon liquidation with the Preferred Stock of the series that has a Dividend Delinquency, nor shall any shares of Common Stock, or any other capital stock of IndyMac REIT ranking junior to or on a parity as to dividends or upon liquidation with the Preferred Stock of the series that has a Dividend Delinquency, be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by IndyMac REIT (except (1) by conversion into or exchange for other capital stock of IndyMac REIT ranking junior as to dividends or upon liquidation to the Preferred Stock of the series that has a Dividend Delinquency or (2) redemptions for the purpose of preserving IndyMac REIT's status as a REIT).

  Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due on those shares.

REDEMPTION

  If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of IndyMac REIT, as a whole or in part, in each case upon the terms, at the times, and at the redemption prices set forth in the Prospectus Supplement.

  The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of Preferred Stock that shall be redeemed by IndyMac REIT in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if the Preferred Stock does not have a cumulative dividend, include any accumulation of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital stock of IndyMac REIT, the terms of that Preferred Stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the Preferred Stock shall automatically and mandatorily be converted into the applicable capital stock of IndyMac REIT pursuant to conversion provisions specified in the applicable Prospectus Supplement.

  Notwithstanding the foregoing, no shares of any series of Preferred Stock shall be redeemed unless all outstanding Preferred Stock of any series as to which a Dividend Delinquency exists is simultaneously redeemed. In addition, IndyMac REIT shall not purchase or otherwise acquire, directly or indirectly, any shares of Preferred Stock of any series as to which a Dividend Delinquency exists (except by conversion into or exchange for capital stock of IndyMac REIT ranking junior as to dividends and upon liquidation to the Preferred Stock of the series that has a Dividend Delinquency). However, these two restrictions shall not prevent the purchase or acquisition of any Preferred Stock necessary to preserve the REIT status of IndyMac REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Stock as to which a Dividend Delinquency exists.

  If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by IndyMac REIT and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of shares held or for which redemption is requested by the holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by IndyMac REIT.

  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of IndyMac REIT. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for the Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and
(vi) the date upon which the holder's conversion rights, if any, as to the shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each holder of the shares to be redeemed shall also specify the number of shares of Preferred Stock to be redeemed from that holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for the redemption have been set aside by IndyMac REIT in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accumulate on that Preferred Stock, and all rights of the holders of that Preferred Stock will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of IndyMac REIT (referred to as a "liquidation"), then, before any distribution or payment shall be made upon any liquidation to the holders of any Common Stock or any other class or series of capital stock of IndyMac REIT ranking junior as to the distribution of assets in liquidation to the Preferred Stock of any series, the holders of each series of Preferred Stock shall be entitled to receive out of assets of IndyMac REIT legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share for the particular series (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accumulated and unpaid on that series of Preferred Stock (which shall not include any accumulation of unpaid dividends for prior dividend periods if that series of Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no rights or claim to any of the remaining assets of IndyMac REIT. Upon any liquidation, if the available assets of IndyMac REIT are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Stock of any series and the corresponding amounts payable on all shares of other classes or series of capital stock of IndyMac REIT ranking on a parity with that series of Preferred Stock in the distribution of assets, then the holders of that series of Preferred Stock and all other classes or series of capital stock ranking on a parity shall share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  The consolidation or merger of IndyMac REIT with or into any other entity, or the merger of another entity with or into IndyMac REIT, or a statutory share exchange by IndyMac REIT, or the sale, lease, or conveyance of all or substantially all of the property or business of IndyMac REIT, shall not be deemed to constitute a liquidation, dissolution, or winding up of IndyMac REIT.

VOTING RIGHTS

  Holders of the Preferred Stock will not have any voting rights, except as required by law or as indicated in the applicable Prospectus Supplement.

  Under Delaware law holders of each series of Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Certificate of Incorporation, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such series, increase or decrease the par value of the shares of such series, or alter or change the powers, preferences, or special rights of the shares of such series so as to affect them adversely.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which any series of Preferred Stock is convertible into shares of Common Stock will be set forth in the applicable Prospectus Supplement. Those terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or IndyMac REIT, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of the Preferred Stock.

RESTRICTIONS ON OWNERSHIP

  For IndyMac REIT to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In order that IndyMac REIT may meet these requirements at all times, the Certificate of Incorporation prohibits any person or group of persons from acquiring or holding, directly or indirectly, ownership of capital stock in excess of 9.8% of the outstanding shares. See "Restrictions on Ownership of Capital Stock." These provisions of the Certificate of Incorporation and the Code will be applicable to any series of Preferred Stock. The applicable Prospectus Supplement will specify any ownership limitation relating to a series of Preferred Stock.

REGISTRAR AND TRANSFER AGENT

  The Registrar and Transfer Agent for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                     DESCRIPTION OF DEPOSITARY SHARES

GENERAL

  IndyMac REIT may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest or a share of a particular series of Preferred Stock, as specified in the applicable Prospectus Supplement. Preferred Stock of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among IndyMac REIT, the depositary named therein (the depositary or its successor, the "Preferred Stock Depositary"), and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of the particular series of Preferred Stock represented by the Depositary Shares evidenced by the Depositary Receipt, to all the rights and preferences of the Preferred Stock represented by the Depositary Shares (including dividend, voting, conversion, redemption, and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Shares by IndyMac REIT to the Preferred Stock Depositary, IndyMac REIT will cause the Preferred Stock Depositary to issue, on behalf of IndyMac REIT, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from IndyMac REIT upon request and the following summary of the form thereof filed as an exhibit to the Registration Statement of which this Prospectus is a part is qualified in its entirety by reference thereto.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received for the Preferred Stock to the record holders of the Depositary Receipts evidencing the related Depositary Shares in proportion to the number of Depositary Receipts owned by the holder, subject to certain obligations of holders to file proofs, certificates, and other information and to pay certain charges and expenses to the Preferred Stock Depositary.

  In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates, and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless the Preferred Stock Depositary determines that it is not feasible to make the distribution, in which case the Preferred Stock Depositary may, with the approval of IndyMac REIT, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Receipts.

WITHDRAWAL OF SHARES

  Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), their holders will be entitled to delivery at that office, to or upon the holder's order, of the number of whole or fractional shares of Preferred Stock and any money or other property represented by the Depositary Shares evidenced by the surrendered Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of those shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new Depositary Receipt evidencing the excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

  Whenever IndyMac REIT redeems Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Stock so redeemed, provided IndyMac REIT shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary

Shares so called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the Depositary Receipts were entitled upon the redemption upon surrender thereof to the Preferred Stock Depositary.

VOTING OF THE UNDERLYING PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent the Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by the holder's Depositary Shares. The Preferred Stock Depositary will vote the amount of Preferred Stock represented by the Depositary Shares in accordance with those instructions, and IndyMac REIT will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the amount of Preferred Stock represented by the Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing the Depositary Shares.

LIQUIDATION PREFERENCE

  In the event of liquidation, dissolution, or winding up of IndyMac REIT, whether voluntary or involuntary, each holder of a Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depositary Share evidenced by the Depositary Receipt, as set forth in the applicable Prospectus Supplement.

CONVERSION OF PREFERRED STOCK

  The Depositary Shares, as such, are not convertible into Common Stock or any other securities or property of IndyMac REIT. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct IndyMac REIT to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by the Depositary Receipts into whole shares of Common Stock, other Preferred Stock of IndyMac REIT or other shares of capital stock, and IndyMac REIT has agreed that upon receipt of those instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect the conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if the conversion will result in a fractional share being issued, an amount will be paid in cash by IndyMac REIT equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares that represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between IndyMac REIT and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless it has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any amendment becomes effective shall be deemed, by continuing to hold the Depositary Receipt, to consent and agree to the amendment and to be bound by the Deposit Agreement as amended thereby.

  The Deposit Agreement may be terminated by IndyMac REIT upon not less than 30 days' prior written notice to the Preferred Stock Depositary if (i) the termination is to preserve IndyMac REIT's status as a REIT or (ii) a majority of each series of Preferred Stock affected by the termination consents to the termination, whereupon the Preferred Stock Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by the holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by the Depositary Receipts. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares have been redeemed, (ii) there has been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution, or winding up of IndyMac REIT and the distribution has been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing the Preferred Stock or (iii) each related share of Preferred Stock has been converted into capital stock of IndyMac REIT not so represented by Depositary Shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

  IndyMac REIT will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, IndyMac REIT will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of the Preferred Stock Depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Preferred Stock Depositary may resign at any time by delivering to IndyMac REIT notice of its election to do so, and IndyMac REIT may at any time remove the Preferred Stock Depositary, any resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from IndyMac REIT which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

  Neither the Preferred Stock Depositary nor IndyMac REIT will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of IndyMac REIT and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence, gross negligence, or willful misconduct, and IndyMac REIT and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares, or Preferred Stock represented thereby unless satisfactory indemnity is furnished. IndyMac REIT and the Preferred Stock Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Stock represented thereby for deposit, holders of Depositary Receipts, or other persons believed to be competent to give the information, and on documents believed to be genuine and signed by a proper party.

  If the Preferred Stock Depositary receives conflicting claims, requests, or instructions from any holders of Depositary Receipts, on the one hand, and IndyMac REIT, on the other hand, the Preferred Stock Depositary shall be entitled to act on the claims, requests, or instructions received from IndyMac REIT.

                          DESCRIPTION OF COMMON STOCK

  The Board of Directors of IndyMac REIT has recommended that IndyMac REIT's stockholders vote to amend the Certificate of Incorporation to increase to 200 million the number of authorized shares of common stock, $.01 par value per share. The proposal is scheduled to be voted on at IndyMac REIT's Annual Meeting of Stockholders on May 19, 1998. Subject to stockholder approval, IndyMac REIT will have authorized capital stock consisting of 200,000,000 shares of common stock, par value $.01 per share and 10,000,000 shares of preferred stock, par value $.01 per share. At March 31, 1998, IndyMac REIT had outstanding 66,166,964 shares of common stock.

  The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Stock will be issuable upon conversion of Debt Securities or Preferred Stock. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Certificate of Incorporation and Bylaws, as amended (the "Bylaws").

  Holders of each share of IndyMac REIT's Common Stock will be entitled to participate equally in dividends when and as declared by the Board of Directors and in the distribution of assets of IndyMac REIT upon liquidation. Each share of Common Stock is entitled to one vote and will be fully paid and non-assessable by IndyMac REIT upon issuance. Shares of the Common Stock of IndyMac REIT have no preference, conversion, exchange, preemptive, or cumulative voting rights. The authorized capital stock of IndyMac REIT may be increased and altered from time to time as permitted by Delaware law.

  The Registrar and Transfer Agent for IndyMac REIT's Common Stock is The Bank of New York.

RESTRICTIONS ON OWNERSHIP

  For IndyMac REIT to qualify as a REIT under the Code not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In order that IndyMac REIT may meet these requirements at all times, the Certificate of Incorporation prohibits any person or group of persons from acquiring or holding, directly or indirectly, ownership of capital stock in excess of 9.8% of the outstanding shares. These provisions of the Certificate of Incorporation and the Code will be applicable to the Common Stock. See "Restrictions on Ownership of Capital Stock."

                RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

  For IndyMac REIT to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

  In order that IndyMac REIT may meet these requirements at all times, the Certificate of Incorporation prohibits any person or group of persons from acquiring or holding, directly or indirectly, ownership of capital stock in excess of 9.8% of the outstanding shares. Shares of capital stock owned by a person or group of persons in excess of such amounts are referred to herein as "Excess Shares." For this purpose, the term "ownership" is defined in accordance with the REIT provisions of the Code, the constructive ownership provisions of Section 544 of the Code and Rule 13d-3 promulgated by the Commission under the Exchange Act and the term "group" is defined to have the same meaning as that term has for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, shares of capital stock owned or deemed to be owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be Excess Shares.

  The constructive ownership provisions applicable under Section 544 of the Code attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries, attribute ownership of securities owned by family members and partners to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth rules as to when securities constructively owned by a person are considered to be actually owned for the application of such attribution provisions (i.e., "reattribution"). For purposes of determining whether a person holds Excess Shares, a person or group will thus be treated as owning not only shares of Common Stock actually or beneficially owned, but also any shares of capital stock attributed to such person or group under the attribution rules described above. Ownership of shares of IndyMac REIT's capital stock through such attribution is generally referred to as constructive ownership.

  The Certificate of Incorporation also provides that in the event any person acquires Excess Shares, such Excess Shares are deemed tendered for purchase to IndyMac REIT. Except as set forth below, the purchase price for such Excess Shares shall be the closing price on the purchase date of such shares of capital stock on the New York Stock Exchange or other national securities exchange on which the stock is listed, the closing bid price on the NASDAQ System if the stock is not listed on any such exchange or, if neither listed on an exchange nor quoted on the NASDAQ System, the net asset value of such shares as determined in good faith by the Board of Directors. The purchase price of any shares so purchased shall be paid, at the option of IndyMac REIT, in cash or in the form of an unsecured, subordinated promissory note of IndyMac REIT bearing interest and having a term to maturity (to be not less than five nor more than 20 years) as shall be determined by the Board of Directors. From and after the date fixed for purchase by the Board of Directors and the tender by IndyMac REIT of the purchase price therefor, each as specified in IndyMac REIT's notice of its acceptance of the offer of sale which must be sent to the holder, the holder of any shares to be so purchased shall cease to be entitled to any rights as a holder of such shares, excepting only the right to receive payment of the purchase price for such shares.

  Under the Certificate of Incorporation, any acquisition of shares of IndyMac REIT that would result in the disqualification of IndyMac REIT as a REIT under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer to a person if, as a result of the transfer, that person would own Excess Shares. Prior to any transfer or transaction which, if consummated, would cause a stockholder to own shares in excess of 9% of the outstanding shares of IndyMac REIT, and in any event upon demand by the Board of Directors, a stockholder is required to file with IndyMac REIT an affidavit setting forth, as to that stockholder, the information required to be reported in returns filed by stockholders under Regulation 1.857-9 issued by the Internal Revenue Service and in reports filed under Section 13(d) of the Exchange Act. Additionally, each proposed transferee of shares of capital stock, upon demand of the Board of Directors, also may be required to file a statement or affidavit with IndyMac REIT setting forth the number of shares already owned by the transferee and any related person.

  IndyMac REIT's Certificate of Incorporation and Bylaws provide that "disqualified organizations" within the meaning of Section 860E(e)(5) of the Code, which generally include governmental entities and other tax-exempt persons not subject to tax on unrelated business taxable income, are ineligible to hold IndyMac REIT's capital stock. Accordingly, shares of IndyMac REIT capital stock should not be purchased or held by such disqualified organizations. See "Certain Federal Income Tax Considerations to IndyMac REIT of its REIT Election."

  All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

                   TO INDYMAC REIT OF ITS REIT ELECTION

  The following summary of certain federal income tax considerations to IndyMac REIT is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of any of the Offered Securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder's particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of Offered Securities. Certain federal income tax considerations relevant to holders of the Offered Securities will be provided in the applicable Prospectus Supplement relating thereto.

  EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS SUCH INVESTOR'S OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF INDYMAC REIT AS A REIT

  General. IndyMac REIT has elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1985. IndyMac REIT believes that, commencing with its taxable year ending December 31, 1985, it has been organized and is operating in such a manner as to qualify for taxation as a REIT under the Code commencing with such taxable year, and IndyMac REIT intends to continue to operate in such a manner, but no assurance can be given that it has operated or will operate in a manner so as to qualify or remain qualified.

  These sections of the Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. Brown & Wood LLP has acted as tax counsel to IndyMac REIT in connection with the operation of IndyMac REIT and the preparation of the Registration Statement of which this Prospectus is a part.

  As a condition to the closing of each offering of Offered Securities, other than offerings of medium term notes and as otherwise specified in the applicable Prospectus Supplement, tax counsel to IndyMac REIT will render an opinion to IndyMac REIT to the effect that, commencing with IndyMac REIT's taxable year ending December 31, 1985, IndyMac REIT has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and will be conditioned upon certain representations to be made by IndyMac REIT as to factual matters and that such tax counsel to IndyMac REIT undertakes no obligation hereby to update any such opinion subsequent to its date. In addition, this opinion will be based upon the factual representations of IndyMac REIT as set forth in this Prospectus and assumes that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon IndyMac REIT's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by such tax counsel to IndyMac REIT. Accordingly, no assurance can be given that the actual results of IndyMac REIT's operation of any particular taxable year will satisfy such requirements. See "--Failure to Qualify."

  If IndyMac REIT qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, IndyMac REIT will be subject to federal income tax as follows: First, IndyMac REIT will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, IndyMac REIT may be subject to the "alternative minimum tax" on its items of tax preference. Third, if IndyMac REIT has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if IndyMac REIT has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if IndyMac REIT should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which IndyMac REIT fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect IndyMac REIT's profitability. Sixth, if IndyMac REIT should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, IndyMac REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if IndyMac REIT has record shareholders that are "disqualified organizations" within the meaning of Section 860E(e)(5) of the Code (generally government organizations and other tax-exempt persons not subject to the tax on unrelated business taxable income imposed by Section 511 of the Code) and IndyMac REIT earns income from collateralized mortgage obligations or real estate mortgage investment conduit residual interests in excess of particular yields ("excess inclusion income"), it will be subject to tax at the highest corporate rate on such record shareholders' share of its excess inclusion income. However, IndyMac REIT's Certificate of Incorporation and Bylaws provide that disqualified organizations are ineligible to hold IndyMac REIT's shares.

  Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons, (6) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

  IndyMac REIT has satisfied condition (5) and believes that it has satisfied condition (6). In addition, IndyMac REIT's Certificate of Incorporation provides for restrictions regarding ownership and transfer of IndyMac REIT's capital stock, which restrictions are intended to assist IndyMac REIT in continuing to satisfy the share ownership requirements described in (5) and
(6) above. The ownership and transfer restrictions pertaining generally to the capital stock are described in "Restrictions on Ownership of Capital Stock" or, to the extent such restrictions differ from those described in this Prospectus, such restrictions will be described in the applicable Prospectus Supplement. There can be no assurance, however, that such transfer restrictions will in all cases prevent a violation of the stock ownership provisions described in (5) and (6) above.

  Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, IndyMac REIT's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of IndyMac REIT. Moreover, with respect to each subsidiary of IndyMac REIT formed subsequent to IndyMac REIT's taxable year ending December 31, 1985, IndyMac REIT has owned 100% of the stock of such subsidiary at all times during the period such subsidiary has been in existence. Therefore, all of IndyMac REIT's subsidiaries are "qualified REIT subsidiaries" within the meaning of the Code. See "--Recently Enacted Legislation."

  Income Tests. In order to maintain qualification as a REIT, IndyMac REIT annually must satisfy three gross income requirements. First, at least 75% of IndyMac REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of IndyMac REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of IndyMac REIT's gross income (including gross income from prohibited transactions) for each taxable year. This 30% gross income test has been repealed for tax years beginning on or after January 1, 1998. See "--Recently Enacted Legislation."

  The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  If IndyMac REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if IndyMac REIT's failure to meet such tests was due to reasonable cause and not due to willful neglect, IndyMac REIT attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances IndyMac REIT would be entitled to the benefit of these relief provisions. As discussed above under "--General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

  Asset Tests. IndyMac REIT, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of IndyMac REIT's total assets must be represented by real estate assets (including (i) assets held by IndyMac REIT's qualified REIT subsidiaries and IndyMac REIT's allocable share of real estate assets held by partnerships in which IndyMac REIT owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of IndyMac
REIT), cash, cash items and government securities. Second, not more than 25% of IndyMac REIT's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by IndyMac REIT may not exceed 5% of the value of IndyMac REIT's total assets and IndyMac REIT may not own more than 10% of any one issuer's outstanding voting securities.

  As set forth above, the ownership of more than 10% of the voting securities of any one issuer by a REIT is prohibited by the asset tests. However, if IndyMac REIT's subsidiaries are "qualified REIT subsidiaries" as defined in the Code, such subsidiaries will not be treated as separate corporations for federal income tax purposes. Thus, IndyMac REIT's ownership of stock of a "qualified REIT subsidiary" will not cause IndyMac REIT to fail the asset tests.

  Annual Distribution Requirements. IndyMac REIT, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of IndyMac REIT's "REIT taxable income" (computed without regard to the dividends paid deduction and IndyMac REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before IndyMac REIT timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that IndyMac REIT does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if IndyMac REIT should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, IndyMac REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. IndyMac REIT intends to make timely distributions sufficient to satisfy this annual distribution requirement.

  It is possible that IndyMac REIT, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of IndyMac REIT. In the event that such timing differences occur, in order to meet the 95% distribution requirement, IndyMac REIT may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

  Under certain circumstances, IndyMac REIT may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in IndyMac REIT's deduction for dividends paid for the earlier year. Thus, IndyMac REIT may be able to avoid being taxed on amounts distributed as deficiency dividends; however, IndyMac REIT will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

  If IndyMac REIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, IndyMac REIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Such a failure to qualify for taxation as a REIT could have an adverse effect on the market value and marketability of the Offered Securities. Distributions to stockholders in any year in which IndyMac REIT fails to qualify will not be deductible by IndyMac REIT nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, IndyMac REIT will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances IndyMac REIT would be entitled to such statutory relief.

RECENTLY ENACTED LEGISLATION

  On August 5, 1997, President Clinton signed into law the Taxpayer Relief Act of 1997 (H.R. 2014), which has the effect of modifying certain REIT-related Code provisions for tax years of IndyMac REIT beginning on or after January 1, 1998. The following list sets forth the significant changes contained in this legislation: (i) the rule disqualifying a REIT for any year in which it fails to comply with certain regulations requiring the REIT to monitor its stock ownership is replaced with an intermediate financial penalty; (ii) the rule disqualifying a REIT that is "closely held" (i.e., during the last half of each taxable year, 50% or more in value of a REIT's outstanding stock is owned by five or fewer individuals) does not apply if during such year the REIT complied with certain regulations which require the REIT to monitor its stock ownership, and the REIT did not know or have reason to know that it was closely held; (iii) a REIT is permitted to render a de minimis amount of impermissible services to tenants in connection with the management of property and still treat amounts received with respect to such property (other than certain amounts relating to such services) as qualified rent; (iv) the rules regarding attribution to partnerships for purposes of defining qualified rent and independent contractors are modified so that attribution occurs only when a partner owns a 25% or greater interest in the partnership; (v) the 30% gross income test is repealed; (vi) any corporation wholly-owned by a REIT is permitted to be treated as a qualified REIT subsidiary regardless of whether such subsidiary has always been owned by the REIT; (vii) the class of excess noncash items for purposes of the REIT distribution requirements is expanded; (viii) property that is involuntarily converted is excluded from the prohibited transaction rules; (ix) the rules relating to shared appreciation mortgages are modified;
(x) income from all hedges that reduce the interest rate risk of REIT liabilities, including rate swap or cap agreements, options, futures and forward rate contracts, is included in qualifying income for purposes of the 95% income test; (xi) a REIT is able to elect to retain and pay income tax on its net long-term capital gains, and if such election is made, the REIT's shareholders include in income their proportionate share of the undistributed long-term capital gain and are deemed to have paid their proportionate share of tax paid by the REIT; (xii) the rules relating to the grace period for foreclosure property are modified and (xiii) certain other Code provisions relating to REITs are amended.

OTHER TAX MATTERS

  IndyMac REIT may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state or local tax treatment of IndyMac REIT may not conform to the federal income tax consequences described above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in IndyMac REIT.

                             PLAN OF DISTRIBUTION

  IndyMac REIT may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. IndyMac REIT also may, from time to time, authorize underwriters acting as IndyMac REIT's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from IndyMac REIT in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent, or both.

  Any underwriting compensation paid by IndyMac REIT to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers, and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, and agents may be entitled, under agreements entered into with IndyMac REIT, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

  If so indicated in the applicable Prospectus Supplement, IndyMac REIT will authorize dealers acting as IndyMac REIT's agents to solicit offers by certain institutions to purchase Offered Securities from IndyMac REIT at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement.

  Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of IndyMac REIT. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the Offered Securities are being sold to underwriters, IndyMac REIT shall have sold to the underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

  Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for IndyMac REIT in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements and financial statement schedule of IndyMac REIT and the financial statements of IndyMac Operating included in IndyMac REIT's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the Offered Securities will be passed upon for IndyMac REIT by Brown & Wood LLP, New York, New York.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the Securities are as follows:

      Securities Act Registration Fee................................. $147,500
      Printing and Engraving Expenses.................................   40,000
      Legal Fees and Expenses.........................................  385,000
      Accounting Fees and Expenses....................................   90,000
      Miscellaneous...................................................   10,000
                                                                       --------
                                                                       $672,500
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  IndyMac REIT's Certificate of Incorporation, as amended, eliminates personal liability of directors to IndyMac REIT or its shareholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to IndyMac REIT or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the General Corporation Law of the State of Delaware relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation, as amended, also provides that IndyMac REIT shall indemnify and advance expenses to each director, officer, employee and agent to the fullest extent permitted by the General Corporation Law of the State of Delaware.

  Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of IndyMac REIT or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of IndyMac REIT and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

  As permitted by Section 145 of the General Corporation Law of the State of Delaware, IndyMac REIT's Bylaws, as amended, provide for indemnification of directors, officers, employees and agents of IndyMac REIT to the fullest extent authorized by Delaware law against expenses (including attorney's fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party. The right to indemnification includes the right to be paid the expenses incurred in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided that, if required by Delaware law, payment of expenses in advance to an officer or director shall be conditioned upon receipt by IndyMac REIT of an undertaking by or on behalf of such director or office to repay such amount if it is ultimately determined that he is not entitled to indemnification. The advancement of expenses, as well as indemnification, pursuant to IndyMac REIT's Bylaws, as amended, is not exclusive of any other rights which those seeking indemnification or advancement of expenses from IndyMac REIT may have. IndyMac REIT also maintains an insurance policy pursuant to which its directors and officers are insured against certain liabilities which might arise out of their relationship with IndyMac REIT as directors and officers.

ITEM 16. EXHIBITS.

 1(a)   --Form of Underwriting Agreement for Debt Securities*
  (b)   --Form of Underwriting Agreement for Equity Securities*
 4(a)   --Form of Indenture between IndyMac REIT and Chase Manhattan Bank and
          Trust Company, National Association, as Trustee
  (b)   --Form of Debt Security*
  (c)   --Common Stock Certificate
  (d)   --Form of Designating Amendment for Preferred Stock*
  (e)   --Form of Preferred Stock Certificate*
  (f)   --Form of Deposit Agreement, including form of Depositary Receipt Certificate representing Depositary Shares
 5      --Opinion of Brown & Wood LLP
 8      --Opinion of Brown & Wood LLP regarding tax matters**
23(a)   --Consent of Grant Thornton LLP
  (b)   --Consent of Brown & Wood LLP (included in Exhibit 5)
24      --Power of Attorney (included on Page II-5)
25      --Statement of Eligibility of Trustee on Form T-1**

--------
* To be filed by amendment or incorporated by reference in connection with an offering of Offered Securities.

** Previously filed.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, if applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-41329 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PASADENA, STATE OF CALIFORNIA ON THIS 18TH DAY OF MAY, 1998

                                          INMC MORTGAGE HOLDINGS, INC.

                                          By:
                                                /s/ Michael W. Perry


                                             ----------------------------------
                                             Michael W. Perry
                                             President and Chief Operating
                                             Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Loeb, Angelo R. Mozilo, and Michael W. Perry and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Registration Statement No. 333-41329, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-41329 has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURES                        TITLE                 DATE

                                          Chairman of the
       /s/ David S. Loeb                Board of Directors       May 18, 1998
-------------------------------------
            David S. Loeb

                                       Vice Chairman of the
      /s/ Angelo R. Mozilo              Board of Directors       May 18, 1998
-------------------------------------   and Chief Executive
          Angelo R. Mozilo                    Officer

                                         President, Chief
      /s/ Michael W. Perry               Operating Officer       May 18, 1998
-------------------------------------      and Director
          Michael W. Perry

       /s/ James P. Gross                 Executive Vice         May 18, 1998
-------------------------------------   President and Chief
           James P. Gross                Financial Officer

                                             Director
      /s/ Lyle E. Gramley                                        May 18, 1998
-------------------------------------
           Lyle E. Gramley

                                             Director
      /s/ Thomas J. Kearns                                       May 18, 1998
-------------------------------------
          Thomas J. Kearns

                                             Director
  /s/ Frederick J. Napolitano                                    May 18, 1998
-------------------------------------
       Frederick J. Napolitano

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                       DESCRIPTION
-------                                      -----------
 1(a)    --Form of Underwriting Agreement for Debt Securities*
  (b)    --Form of Underwriting Agreement for Equity Securities*
 4(a)    --Form of Indenture between IndyMac REIT and Chase Manhattan Bank and
           Trust Company, National Association, as Trustee
  (b)    --Form of Debt Security*
  (c)    --Common Stock Certificate
  (d)    --Form of Designating Amendment for Preferred Stock*
  (e)    --Form of Preferred Stock Certificate*
  (f)    --Form of Deposit Agreement, including form of Depositary Receipt Certificate representing Depositary Shares
 5       --Opinion of Brown & Wood LLP
 8       --Opinion of Brown & Wood LLP regarding tax matters**
23(a)    --Consent of Grant Thornton LLP
  (b)    --Consent of Brown & Wood LLP (included in Exhibit 5)
24       --Power of Attorney (included on Page II-5)
25       --Statement of Eligibility of Trustee on Form T-1**

--------
* To be filed by amendment or incorporated by reference in connection with an offering of Offered Securities.

**  Previously filed.